                                                                 EXHIBIT 10.3


                                     [LOGO]
                  STANDARD FORM OF AGREEMENT BETWEEN OWNER AND
              CONSTRUCTION MANAGER WHERE THE CONSTRUCTION MANAGER
                             IS ALSO THE CONSTRUCTOR

         AIA DOCUMENT A121/CMc AND AGC DOCUMENT 565 - ELECTRONIC FORMAT
--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is referred to herein. This Agreement requires modification if other general conditions are utilized.

Portions of this document are derived from AIA Document Al11, Standard Form of Agreement Between the Owner and Contractor where the Basis of Payment is the Cost of the Work Plus a Fee, copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967,
1974, 1978, copyright 1987 by The American Institute of Architects; other portions are derived from AGC Document 500. Copyright 1980 by The Associated General Contractors of American. Material in this document differing from that found in AIA Document AIII and AGC Document 500 is copyrighted 1991 by The American Institute of Architects and The Associated General Contractors of America. Reproduction of the material herein or substantial quotation of its provisions without written permission of AIA and AGC violates the copyright laws of the United States and will subject the violator to legal prosecution.
--------------------------------------------------------------------------------

AGREEMENT

made as of the Sixteenth day of November in the year of Nineteen Hundred and Ninety-Eight
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name and address)
Mercantile Bank of West Michigan
216 N. Division Avenue, NW
Grand Rapids, MI 49503

and the Construction Manager.
(Name and address)
Visser Brothers Construction
1946 Turner, NW
Grand Rapids, MI 49504

The Project is:
(Name, address and brief description)
Mercantile Bank of West Michigan
Alpine Avenue and Wheaton Drive
Alpine Township, MI

The Architect is:
(Name and address)
Concept Design Group
89 Monroe Center, NW
Grand Rapids, MI 49503


The Owner and Construction Manager agree as set forth below.

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #1

                                TABLE OF CONTENTS

    ARTICLE I     GENERAL PROVISIONS
          1.1     Relationship of Parties
          1.2     General Conditions

    ARTICLE 2     CONSTRUCTION MANAGER'S RESPONSIBILITIES
          2.1     Preconstruction Phase
          2.2     Guaranteed Maximum Price Proposal and Contract Time
          2.3     Construction Phase
          2.4     Professional Services
          2.5     Unsafe Materials

    ARTICLE 3     OWNER'S RESPONSIBILITIES
          3.1     Information and Services
          3.2     Owner's Designated Representative
          3.3     Architect
          3.4     Legal Requirements

    ARTICLE 4     COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
          4.1     Compensation
          4.2     Payments

    ARTICLE 5     COMPENSATION FOR CONSTRUCTION PHASE SERVICES

          5.1     Compensation
          5.2     Guaranteed Maximum Price
          5.3     Changes in the Work

    ARTICLE 6     COST OF THE WORK FOR CONSTRUCTION PHASE
          6.1     Costs To Be Reimbursed
          6.2     Costs Not To Be Reimbursed
          6.3     Discounts, Rebates and Refunds
          6.4     Accounting Records

    ARTICLE 7     CONSTRUCTION PHASE
          7.1     Progress Payments
          7.2     Final Payment

    ARTICLE 8     INSURANCE AND BONDS
          8.1     Insurance Required of the Construction Manager
          8.2     Insurance Required of the Owner
          8.3     Performance Bond and Payment Bond

    ARTICLE 9     MISCELLANEOUS PROVISIONS
          9.1     Dispute Resolution for the Preconstruction Phase
          9.2     Dispute Resolution for the Construction Phase
          9.3     Other Provisions

    ARTICLE 10    TERMINATION OR SUSPENSION
          10.1    Termination Prior to Establishing Guaranteed Maximum Price
          10.2    Termination Subsequent to Establishing Guaranteed Maximum Price
          10.3    Suspension

    ARTICLE 11    OTHER CONDITIONS AND SERVICES

  ATTACHMENTS:    AMENDMENT NO. 1 TO AGREEMENT BETWEEN OWNER AND CONSTRUCTION MANAGER



--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #2

        Standard Form of Agreement Between Owner and Construction Manager
             Where the Construction Manager is also the Constructor

                                   ARTICLE 1
                               GENERAL PROVISIONS

1.1      RELATIONSHIP OF PARTIES

The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager's reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager's best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.

1.2      GENERAL CONDITIONS

For the Construction Phase, the General Conditions of the Contract shall be the 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, which is incorporated herein by reference. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, AIA Document A201 shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term "Contractor" as used in AIA Document A201 shall mean the Construction Manager.

                                    ARTICLE 2
                             CONSTRUCTION MANAGER'S
                                RESPONSIBILITIES

The Construction Manager shall perform the services described in this Article. The services to be provided under Paragraphs 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases shall proceed concurrently.

2.1      PRECONSTRUCTION PHASE

2.1.1    PRELIMINARY EVALUATION

N/A

2.1.2    CONSULTATION

N/A



2.1.3    PRELIMINARY PROJECT SCHEDULE

N/A


2.1.4    PHASED CONSTRUCTION

N/A


--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #3

2.1.5 PRELIMINARY COST ESTIMATES

2.1.5.1

N/A

2.1.5.2

N/A

2.1.5.3

N/A

2.1.5.4

N/A

2.1.6 SUBCONTRACTORS AND SUPPLIERS

The Construction Manager shall seek to develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or supplier, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.

2.1.7 LONG-LEAD TIME ITEMS

The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead time items.

2.1.8 EXTENT OF RESPONSIBILITY

The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultants. It is not the Construction Manager's responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

2.2   GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME

2.2.1 When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager's Fee.

2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #4 include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

2.2.3 The estimated Cost of the Work shall include the Construction Manager's contingency, a sum established by the Construction Manager for the Construction Manager's exclusive use to cover costs arising under Subparagraph 2.2.2 and other costs which are properly reimbursable as Costs of the Work but not the basis for a Change Order.

2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE

The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

      .1 A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

      .2 A list of allowances and a statement of their basis.

      .3 A list of the clarifications and assumptions made by the Construction
         Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

      .4 The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the fee that comprise the Guaranteed Maximum Price.

      .5 The Date of Substantial Completion upon which the proposed Guaranteed
         Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.

2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis or both.

2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

2.2.7 Prior to the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No.1.
The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents and the date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

2.3   CONSTRUCTION PHASE

2.3.1 GENERAL

2.3.1.1 The Construction Phase shall commence on the earlier of:

      (1) the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

      (2) the Owner's first authorization to the Construction Manager to:
          (a) award a subcontract, or

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AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER
AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #5

          (b) undertake construction Work with the Construction Manager's own forces, or
          (c) issue a purchase order for materials or equipment required for the Work.

2.3.2 ADMINISTRATION

2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner shall then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to the Owner by the Construction-Manager,
(2) is qualified to perform that portion of the Work; (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Subparagraphs 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.

2.3.2.5 Promptly after the Owner's acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Paragraph 3.10 of AIA Document A201, including the Owner's occupancy requirements.

2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

2.4 PROFESSIONAL SERVICES

The Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manager has specifically agreed in writing to provide such services. In such event, the Construction Manager shall cause such services to be performed by appropriately licensed professionals.

2.5 UNSAFE MATERIALS

In addition to the provisions of Paragraph 10.1 in AIA Document A201, if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Construction Manager, the Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. The Owner, Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2 of AIA Document A201. The Owner shall be responsible for obtaining the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Construction Manager and, in the event such material or

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #6 substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract. Documents, the Owner shall furnish in writing to the Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Construction Manager and Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Construction Manager or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Construction Manager and Architect have no reasonable objection.

                                    ARTICLE 3
                            OWNER'S RESPONSIBILITIES

3.1     INFORMATION AND SERVICES

3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

3.1.2 The Owner, upon written request from the Construction Manager, shall furnish evidence of Project financing prior to the start of the Construction Phase and from time to time thereafter as the Construction Manager may request. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work.

3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

3.1.4   STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS

In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner's expense, and the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Clauses 3.1.4.1 through 3.1.4.4, except to the extent that the Construction Manager knows of any inaccuracy:

3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

3.1.4.3 The services of geotechnical engineers when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

3.2     OWNER'S DESIGNATED REPRESENTATIVE

The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager.

3.3     ARCHITECT

The Owner shall retain an Architect to provide the Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA 957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #9 services, described in the edition OF AIA DOCUMENT B141 current as of the date of this Agreement. The Owner shall authorize and cause the Architect to provide those Additional Services described in AIA Document B141 requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner's Agreement with the Architect, from which compensation provisions may be deleted.

3.4     LEGAL REQUIREMENTS

The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Paragraph 3.1.

                                    ARTICLE 4
          COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

4.1     COMPENSATION

4.1.1 For the services described in Paragraphs 2.1 and 2.2 the Construction Manager's compensation shall be calculated as follows:

(State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual cost, etc. Include a statement of reimbursable cost items as applicable.)

No Preconstruction Services as stated in Paragraphs 2.1 to 2.1.5.4. are required in this Contract.
Compensation for 2.1.6, 2.1.7, 2.1.8, 2.1.9 and 2.2 service shall be based under
Article 5.1.1 to 5.2.1.

4.1.2 Compensation for Preconstruction Phase services shall be equitably adjusted if such services extend beyond from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

4.2     PAYMENTS

4.2.1 Payments shall be made monthly following presentation of the Construction Manager's invoice and, where applicable, shall be in proportion to services performed.

4.2.2 Payments are due and payable Thirty (30) days from the date the Construction Manager's invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon)

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Construction Manager's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

                                    ARTICLE 5
                  COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Construction Manager for Construction Phase services as follows:

5.1     COMPENSATION
--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #8

5.1.1 For the Construction Manager's performance of the Work as described in Paragraph 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Construction Manager's Fee determined as follows:
(State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager's Fee, and explain how the Construction Manager's Fee is to be adjusted for changes in the Work.)
5% of the Cost of the Work as defined under Article 6.

5.2     GUARANTEED MAXIMUM PRICE

5.2.1 The sum of the Cost of the Work and the Construction Manager's Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.
(Insert specific provisions if the Construction Manager is to participate in any savings.)

5.3     CHANGES IN THE WORK

5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Subparagraph 7.3.3 of AIA Document A201.

5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of AIA Document A201 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

5.3.3 In calculating adjustments to the Contract, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201 shall mean the Cost of the Work as defined in Article 6 of this Agreement and the terms "and a reasonable allowance for overhead and profit" shall mean the Construction Manager's Fee as defined in Subparagraph 5.1.1 of this Agreement.

5.3.4 If no specific provision is made in Subparagraph 5.1.1 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Subparagraph 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the basis of the fee established for the original Work.

                                    ARTICLE 6
                     COST OF THE WORK FOR CONSTRUCTION PHASE

6.1     COSTS TO BE REIMBURSED

6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.

6.1.2   LABOR COSTS

        .1 Wages of construction workers directly employed by the Construction
           Manager to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

        .2 Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's agreement.
           (If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager's principal office or offices other than the site office shall be included in the Cost of the Work, such personnel shall be identified below.)

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #9

        .3 Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

        .4 Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Clauses 6.1.2.1 through 6.1.2.3.

6.1.3   SUBCONTRACT COSTS

Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

6.1.4   COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
        CONSTRUCTION

        .1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

        .2 Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Construction
           Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

        .1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

        .2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

        .3 Costs of removal of debris from the site.

        .4 Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

        .5 That portion of the reasonable travel and subsistence expenses of the Construction Manager's personnel incurred while traveling in discharge of duties connected with the Work.

6.1.6   MISCELLANEOUS COSTS

        .1 That portion directly attributable to this Contract of premiums for insurance and bonds.
           (If charges for self insurance are to be included, specify the basis of reimbursement.)

        .2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

        .3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction
--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #10

           Manager is required by the Contract Documents to pay.

        .4 Fees of testing laboratories for tests required by the Contract
           Documents, except those related to nonconforming Work other than that for which payment is permitted by Clause 6.1.8.2.

        .5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgments and settlement shall not be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201 or other provisions of the Contract Documents.

        .6 Data processing costs related to the Work.

        .7 Deposits lost for causes other than the Construction Manager's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

        .8 Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owners written permission, which permission shall not be unreasonably withheld.

        .9 Expenses incurred in accordance with the Construction Manager's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations.

6.1.7   OTHER COSTS

        .1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

6.1.8   EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Construction Manager:

        .1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201.

        .2 N/A




6.1.9 The costs described in Subparagraphs 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of AIA Document A201 or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Paragraph 6.2.


6.2     COSTS NOT TO BE REIMBURSED

6.2.1   The Cost of the Work shall not include:

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #11

        .1 Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.2 and 6.1.2.3.

        .2 Expenses of the Construction Manager's principal office and offices other than the site office except as specifically provided in Paragraph 6.1.

        .3 Overhead and general expenses, except as may be expressly included in Paragraph 6.1.

        .4 The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.

        .5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 6.1.5.2.

        .6 Except as provided in Clause 6.1.8.2, costs due to the negligence of the Construction Manager or to the failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.


        .7 Costs incurred in the performance of Preconstruction Phase Services.

        .8 Except as provided in Clause 6.1.7.1, any cost not specifically and expressly described in Paragraph 6.1.

        .9 Costs which would cause the Guaranteed Maximum Price to be exceeded.

6.3     DISCOUNTS, REBATES AND REFUNDS

6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

6.4     ACCOUNTING RECORDS


6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                    ARTICLE 7
                               CONSTRUCTION PHASE

7.1     PROGRESS PAYMENTS

7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006 - 5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #12

7.1.3 Provided an Application for Payment is received by the Architect not later than the First day of a month, the Owner shall make payment to the Construction Manager not later than the Fifteenth day of the Same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Fifteen days after the Architect receives the Application for Payment.

7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager's Applications for Payment.

7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

         .1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of AIA Document A201, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

         .2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

         .3 Add the Construction Manager's Fee, less retainage of Ten percent (10%). The Construction Manager's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 5.1.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Subparagraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

         .4   Subtract the aggregate of previous payments made by the Owner.

         .5 Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Subparagraph 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

         .6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA -COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 -AGC - COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC - 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 - Page #13

              Paragraph 9.5 of AIA Document A201.

7.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retention of not less than ten percent (10%). The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.

7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

7.1.10 In taking action on the Construction Manager's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 7.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

7.2      FINAL PAYMENT

7.2.1 Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's responsibility to correct nonconforming Work, as provided in Subparagraph 12.2.2 of AIA Document A201, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

7.2.2    The amount of the final payment shall be calculated as follows:

         .1 Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee; but not more than the Guaranteed Maximum Price.

         .2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of AIA Document A201 or other provisions of the Contract Documents.

         .3   Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

7.2.3 The Owner's accountants will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Subparagraph 7.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager, or notify the Construction Manager and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of AIA Document A201. The time periods stated in this Paragraph 7.2 supersede those stated in Subparagraph 9.4.1 of AIA Document A201.

7.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by

--------------------------------------------------------------------------------
AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA -COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 -AGC - COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC - 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 - Page #14 the Owner's accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

7.2.5

   N/A

                                    ARTICLE 8
                               INSURANCE AND BONDS

8.1      INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER
During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Paragraph 11.1 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.1.1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by State and Federal laws. If (1) limits in excess of those required by statute are to be provided or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:.

8.1.2    Commercial General Liability including coverage for
Premises-Operations, Independent Contractors' Protective, Products-Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards)

         $1,000,000.00 Each Occurrence
         $1,000,000.00 General Aggregate
         $1,000,000.00 Personal and
         Advertising Injury
         $1,000,000.00 Products-Completed
         Operations Aggregate

         .1 The policy shall be endorsed to have the General Aggregate apply to this Project only.

         .2   Products and Completed Operations insurance shall be maintained
              for a minimum period of at least     year(s) after either 90 days
              following Substantial Completion or final payment, whichever is earlier.

         .3 The Contractual Liability insurance shall include coverage sufficient to meet the obligations in AIA Document A201 under Paragraph 3.18.

8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:

         $1,000,000.00 Each Accident

8.1.4    Other coverage:
(If Umbrella Excess Liability coverage is required over the primary insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or Excess Liability policies.)

8.2      INSURANCE REQUIRED OF THE OWNER

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AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER
AGREEMENT - 1991 EDITION - AIA -COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 -AGC - COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC - 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 - Page #15

During both phases of the Project, the Owner shall purchase and maintain liability and property insurance, including waivers of subrogation, as set forth in Paragraphs 11.2 and 11.3 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.2.1 Builder Risk Insurance shall be written with a limit of the Contract amount.

         $ 1,000.00 Deductible Per Occurrence
         $ No Limit On Aggregate Deductible

8.2.2 Boiler and Machinery insurance with a limit of: Owner's Boiler Insurance will start on the day of Substantial Completion, upon acceptance by the Owner for occupancy and operation of the Bank. (If not a blanket policy, list the objects to be insured.)

8.3      PERFORMANCE BOND AND PAYMENT BOND

8.3.1 The Construction Manager shall not (Insert "shall" or "shall not") furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager's usual source and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to percent ( ) of the Contract Sum.

8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1      DISPUTE RESOLUTION FOR THE PRECONSTRUCTION PHASE

9.1.1 Claims, disputes or other matters in question between the parties to this Agreement which arise prior to the commencement of the Construction Phase or which relate solely to the Preconstruction Phase services of the Construction Manager or to the Owner's obligations to the Construction Manager during the Preconstruction Phase, shall be resolved by mediation or by arbitration.

9.1.2 Any mediation conducted pursuant to this Paragraph 9.1 shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. Any demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.3 Any claim, dispute or other matter in question not resolved by mediation shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

9.1.4 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration may be made concurrently with a demand for mediation and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.5 No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Construction Manager and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Construction Manager, a separate contractor as described in Article 6 of AIA Document A201 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner or Construction Manager or a separate contractor as described in Article 6 of AIA.

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AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER
AGREEMENT - 1991 EDITION - AIA -COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 -AGC - COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                 Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC - 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 - Page #16

Document A201 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute agreement to arbitration of a dispute not described in such consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

9.1.6 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

9.2      DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE

9.2.1 Any other claim, dispute or other matter in question arising out of or related to this Agreement or breach thereof shall be settled in accordance with
Article 4 of AIA Document A201, except that in addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise. Any mediation arising under this Paragraph shall be conducted in accordance with the provisions of Subparagraphs 9.1.2 and 9.1.3.

9.3      OTHER PROVISIONS

9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction.

9.3.2    EXTENT OF CONTRACT

This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

9.3.3    OWNERSHIP AND USE OF DOCUMENTS

The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, Subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner and Architect. The Construction Manager, Subcontractors, Sub-subcontractors and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents.

9.3.4    GOVERNING LAW

The Contract shall be governed by the law of the place where the Project is located.

9.3.5    ASSIGNMENT

The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

                                   ARTICLE 10
                            TERMINATION OR SUSPENSION

10.1     TERMINATION PRIOR TO ESTABLISHING, GUARANTEED MAXIMUM PRICE

10.1.1 Prior to execution by both parties of Amendment No. 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Subparagraph 14.1.1 of AIA Document A201.

10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase services performed prior to receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Subparagraph 4.1.1.


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AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER
AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #17

10.1.3 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 after commencement of the Construction Phase, the Construction Manager shall, in addition to the compensation provided in Subparagraph 10.1.2, be paid an amount calculated as follows:

      .1 Take the Cost of the Work incurred by the Construction Manager.

      .2 Add the Construction Manager's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

      .3 Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Clause 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders.

Subcontracts, purchase orders and rental agreements entered into by the Construction Manager with the Owner's written approval prior to the execution of Amendment No. 1 shall contain provisions permitting assignment to the Owner as described above. If the Owner accepts such assignment, the owner shall reimburse or indemnify the Construction Manager with respect to all costs arising under the subcontract, purchase order or rental agreement except those which would not have been reimbursable as Cost of the Work if the contract had not been terminated. If the Owner elects not to accept the assignment of any subcontract, purchase order or rental agreement which would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager shall terminate such subcontract, purchase order or rental agreement and the Owner shall pay the Construction Manager the costs necessarily incurred by the Construction Manager by reason of such termination.

10.2     TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of AIA Document A201.

10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Subparagraphs 10.1.2 and 10.1.3 of this Agreement.

10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the Construction Manager under Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would be entitled to receive under Subparagraphs 10.1.2 or 10.1.3 above, except that the Construction Manager's Fee shall be calculated as if the Work had been fully completed by the Construction Manager, including a reasonable estimate of the Cost of the Work for Work not actually completed.

10.3     SUSPENSION

The Work may be suspended by the Owner as provided in Article 14 of AIA
Document A201; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201 except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Construction Manager's Fee as described in Subparagraphs 5.1.1 and 5.3.4 of this Agreement.

                                   ARTICLE 11
                         OTHER CONDITIONS AND SERVICES

Construction Manager shall bid out all portions of work required under this Contract to complete all Work as shown on the Construction Documents. Due to the limited time schedule, drawings will be produced in phases, each phase is as follows:
I  Structural Steel
   Foundations
   Site Work
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AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER
AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #18

      Building Exterior
         Masonry
         Glazing, Windows and Storefront
         Exterior Light Gauge Metal Framing
         Roofing
         Sheet Metal and Flashing
         Caulking
II.   Building Interior
      Finishes
      Doors and Interior Windows and Cabinetry
      Carpentry Finish and Rough
      Drywall
      Ceiling
      Insulation
III.  Mechanical
      Electrical

Construction Manager shall submit a minimum of three bids on each subcontract and/or his bid if wishes to do any portion of the Work. All bids are to be submitted to Visser Brothers at a predetermined time.

Article 6.1.8.2 should be modified as follows:

In repairing damaged Work, provided that such damaged Work is not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement of the Construction Manager or the Construction Manager's foremen, engineers or superintendents, or other supervisory administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

Article 7.2.5 shall be deleted.

If the provisions of this Agreement conflict with the General Conditions, the provisions of this Agreement shall control.

Date of project completion shall be 150 days after first day of start of construction as stipulated in Section 2.3.1.1 (1).

All Subcontractors shall be required to carry and submit their insurance for this Project as required in Article 8.

Guaranteed Maximum Price
   Total Budget                             $  987,105.00
   Additional Cost of Sloping Metal Roof    $   67,745.00
   Owner's Contingency                      $   50,000.00
                      Total:                $1,104,850.00
One Million One Hundred Four Thousand Eight Hundred Fifty & 00/100.

This Agreement entered into as of the day and year first written above.

OWNER                                        CONSTRUCTION MANAGER
(Signature)                                  (Signature)
Mercantile Bank of West Michigan             Visser Brothers Construction, Inc.
Robert Kaminski, Vice President              Bruce Visser President
(Printed Name and Title)                     (Printed Name and Title)


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AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER
AGREEMENT - 1991 EDITION - AIA - COPYRIGHT 1991 - THE AMERICAN INSTITUTE OF THE ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292 - AGC COPYRIGHT 1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C. 20006-5209. WARNING; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                               Electronic Format A121/CMc-1991
User Document: MBWM-ALPINE.DOC -- 11/16/1998. AIA License Number 108020, which expires on 2/28/1999 -- Page #19